UNITED STATES
             SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C.  20549


                        SCHEDULE 13D


          Under the Securities Exchange Act of 1934
                     (Amendment No. 2)*

                    Starrett Corporation

                      (Name of Issuer)

             Common Stock, par value $1.00 share

               (Title of Class of Securities)
                         855 677 100

                       (CUSIP Number)

                        Henry Benach
              c/o Starrett Housing Corporation
                     909 Third Avenue,
                         New York, New York  10022
                         (212) 751-3100

                    (Name, Address and Telephone Number of Person
                    Authorized to Receive Notices and
                    Communications)

                    December 2, 1988
                    (Date of Event which Requires Filing of this Statement)


If the filing person has previously filed a statement on Schedule
13G to report the acquisition which is the subject of this
Schedule 13D, and is filing this schedule because of Rule 13d-
1(b)(3) or (4), check the following box.

Check the following box if a fee is being paid with the statement. (A fee is not required only if the reporting person:
(1) has a previous statement on file reporting beneficial ownership of more than five percent of the class of securities described in Item 1; and (2) has filed no amendment subsequent thereto reporting beneficial ownership of five percent or less of such class.) (See Rule 13d-7.)

Note: Six copies of this statement, including all exhibits, should be filed with the Commission. See Rule 13d-1(a) for other parties to whom copies are to be sent.

*The remainder of this cover page shall be filled out for a reporting person's initial filing on this form with respect to the subject class of securities, and for any subsequent amendment containing information which would alter disclosures provided in a prior cover page.
The information required on the remainder of this cover page shall not be deemed to be "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934 ("Act") or otherwise subject to the liabilities of that section of the Act but shall be subject to all other provisions of the Act (however, see the Notes).



                        SCHEDULE 13D



CUSIP No.  855 677 100


1    NAME OF REPORTING PERSON
     S.S. OR I.R.S. IDENTIFICATION NO. OF ABOVE PERSON
          HENRY BENACH ###-##-####

2    CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP*      (a)

                                                            (b) X
3    SEC USE ONLY

4    SOURCE OF FUNDS*
          PF, BK

5    CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED
     PURSUANT
     TO ITEMS 2(d) or 2(e)

6    CITIZENSHIP OR PLACE OF ORGANIZATION
          U.S.

NUMBER OF
SHARES
BENEFICIALLY OWNED BY
EACH
REPORTING
PERSON
WITH

7    SOLE VOTING POWER
          491,547

8    SHARED VOTING POWER
          100,000

9    SOLE DISPOSITIVE POWER
          491,547

10   SHARED DISPOSITIVE POWER
          100,000

11   AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON
          591,547



12   CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES
CERTAIN SHARES*                              [X]


13   PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)
          10.3%

14   TYPE OF REPORTING PERSON*
          IN



           *SEE INSTRUCTIONS BEFORE FILLING OUT!
INCLUDE BOTH SIDES OF THE COVER PAGE, RESPONSES TO ITEMS 1-7
(INCLUDING EXHIBITS) OF THE SCHEDULE AND THE SIGNATURE ATTESTATION




















                        SCHEDULE 13D



CUSIP No.  855 677 100


1    NAME OF REPORTING PERSON
     S.S. OR I.R.S. IDENTIFICATION NO. OF ABOVE PERSON
          HOME ASSOCIATES

2    CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP*      (a)

                                                            (b) X

3    SEC USE ONLY

4    SOURCE OF FUNDS*

5    CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED
     PURSUANT TO ITEMS 2(d) or 2(e)

6    CITIZENSHIP OR PLACE OF ORGANIZATION
         New York

NUMBER OF
SHARES
BENEFICIALLY OWNED BY
EACH
REPORTING
PERSON
WITH

7    SOLE VOTING POWER

8    SHARED VOTING POWER
          100,000

9    SOLE DISPOSITIVE POWER

10   SHARED DISPOSITIVE POWER
          100,000

11   AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON
          100,000

12   CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES
     CERTAIN SHARES*

13   PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)
          1.7%

14   TYPE OF REPORTING PERSON*
          PN


           *SEE INSTRUCTIONS BEFORE FILLING OUT!
INCLUDE BOTH SIDES OF THE COVER PAGE, RESPONSES TO ITEMS 1-7
(INCLUDING EXHIBITS) OF THE SCHEDULE AND THE SIGNATURE ATTESTATION





     Henry Benach and Home Associates (collectively, the
"Reporting Persons") hereby amend their Statement on Schedule 13D relating to the Common Stock, $1.00 par value per share ("Common
Stock"), of Starrett Housing Corporation (the "Company"), as follows:

Item 3.  Source and Amount of Funds or Other Consideration.

     The source of the funds used by Mr. Benach to acquire the shares of common Stock in the transaction described in this Amendment was personal funds, with $1,000,000 of such funds being borrowed on an unsecured, demand basis by Mr. Benach from Bankers Trust Company pending the maturity in the near future of other securities of Mr. Benach held by Bankers Trust.

Item 4.  Purpose of Transaction.

     The purpose of the acquisition of Common Stock described herein is investment. The Reporting Persons, however, reserve the right to formulate such plans or proposals and to take such actions in the future as are described in paragraphs (a) through
(j) of Item 4 of this Statement, as initially filed.

Item 5.  Interests in Securities of the Issuer.

     As of December 2, 1988, Henry Benach beneficially owned 591,547 shares of Common Stock (or 10.3% of the Company's outstanding Common Stock), including the shares acquired in the transaction described below. Mr. Benach, as a general partner of Home Associates ("Home"), shares with the other general partners of Home the power to vote and direct the disposition of 100,000 shares of Common Stock held by Home and has sole power to vote and dispose of the remainder of the foregoing shares. The foregoing shares exclude 1,050 shares of Common Stock beneficially owned by Shirlee Benach, Mr. Benach's wife, and 23,100 shares beneficially owned by The Henry and Shirlee Benach Foundation (the "Foundation"), of which Mr. Benach and Shirlee Benach are officers and directors. Mr. Benach disclaims beneficial ownership of the shares beneficially owned by Shirlee Benach and the Foundation.

     On December 2, 1988, Mr. Benach, Builtland Partners, and Oded Aboodi on behalf of a controlled partnership and others (the "Purchasers") each entered into separate agreements (the "Agreements") with American Financial Corporation ("AFC") to purchase shares of Common Stock held by AFC. Under the Agreements, Mr. Benach, Builtland Partners, and Mr. Aboodi on behalf of a controlled partnership and others acquired on such date 250,000, 1,000,000, and 308,760 shares, respectively of Common Stock (or an aggregate of 1,558,760 shares or approximately 27% of the Company's outstanding shares) from AFC at a purchase price of $6.00 per share. The 250,000 shares purchased by Mr. Benach equal 4.3% of the Company's outstanding shares.

     To the extent that the Purchasers acted together in acquiring the above shares from AFC, they may be deemed under rules of the Securities and Exchange Commission to be a group for purposes of filing Statements on Schedule 13D to report such acquisitions. The Reporting Persons have no agreements, arrangements or understandings with any of the other purchasers with respect to holding, voting or disposing of any shares of Common Stock or the acquisition of any additional shares of Common Stock.

     The Reporting Persons disclaim beneficial ownership of any of the shares of Common stock beneficially owned by the other Purchasers and understand that each of the other Purchasers also disclaims beneficial ownership of any shares of Common Stock held by any other Purchaser. The Reporting Persons understand that the other Purchasers intend to satisfy any obligations they may have to file a Statement on Schedule 13D by reason of entering into an Agreement with AFC by making a separate filing of such a Statement. The Reporting Persons further understand that, to the extent that a Purchaser files a Statement on Schedule 13D solely by reason of entering into such an Agreement, such Purchaser will terminate its obligation to file amendments to such Statement by declaring therein that it no longer may be deemed to beneficially own more than 5% of the outstanding shares of Common Stock.

Item 6. Contracts, Arrangements, Understandings or Relationships with Respect to Securities of the Issuer.

     The Reporting Persons have no contracts, arrangements, understandings or relationships with respect to securities of the Company other than described elsewhere on this Statement, as amended.

     On December 2, 1988, the Company, simultaneously with the purchases of Common Stock by the Purchasers from AFC, entered into an agreement with AFC (the "Deferral Agreement") with respect to the extension and deferral of the redemption provisions and the elimination of the conversion provisions of 66,928 shares of $5.81 Cumulative Preferred Shares of the Company (the "Shares"). The Shares were subject to mandatory redemption on December 31, 1990 and were convertible into 1,338,560 shares of Common stock, subject to adjustment. The Deferral Agreement provides for the deferred retirement of the Shares (after December 31, 1990) and the immediate elimination of the conversion rights and dividend payment rights pertaining to the Shares in consideration of the issuance to AFC after December 31, 1990 of six equal promissory notes of the Company (the "Notes") in the aggregate principal amount of $8.8 million. Each Note will be in the principal amount of $1,466,677, subject to adjustments, payable at maturity. The first Note will mature on January 1, 1992 with one additional Note maturing on each January 1 thereafter to January 1, 1997. Simple interest will accrue on each Note from January 1, 1989 to December 31, 1990 at the rate of 15% per annum. The Company has the option of paying such accrued interest on January 1, 1991, or not paying such accrued amounts and having such amounts added to the principal amounts of the Notes. Interest on the unpaid principal amount of each note will be payable quarterly in arrears at the rate of 15% per annum with respect to the period commencing January 1991. Should the Company fail to redeem in full its $5.08 Cumulative Preferred shares and its $5.00 Cumulative Preferred shares on December 31, 1990, then so long as such preferred shares have not be redeemed in full, the redemption and dividend features of the Shares will be reinstated.

     On December 2, 1988, the Company also confirmed in writing to Builtland, Mr. Benach, and Mr. Aboodi on behalf of a controlled partnership and others (the "Registration Agreements") that the Company had agreed to file as promptly as possible (and no later than 30 days from such date a shelf registration statement under the Securities Act of 1933 for the shares such persons acquired from AFC under the Agreements; to maintain such registration statement in effect for at least two years from December 2, 1988; to file additional registration statements at the Purchasers' requests; and to indemnify the Purchasers against liability for statements of the Company made in such a registration statement.

Item 7.  Material to be Filed as Exhibits.

     1.   Letter Agreement, dated December 2, 1988 between
American Financial Corporation and Starrett Housing Corporation.

     2.   Form of Note

     3.   Letter Agreement, dated December 2, 1988, between
American Financial Corporation and Henry Benach.

     4.   Letter Agreement, dated December 2, 1988, between
American Financial Corporation and Builtland Partners.

     5.   Letter Agreement, dated November 28, 1988, between
American Financial Corporation and Oded Aboodi on behalf of a controlled partnership and others.

     6.   Letter, dated December 2, 1988, from Starrett Housing
Corporation to Henry Benach.

     7.   Letter, dated December 2, 1988, from Starrett Housing
Corporation to Builtland Partners.

     8.   Letter, dated December 2, 1988, from Starrett Housing
Corporation to Oded Aboodi on behalf of a controlled partnership and others.

     9.   Promissory Note, dated December 5, 1988, given by Henry
Benach to Bankers Trust Company in the principal amount of $1,000,000.






                         SIGNATURES


After reasonable inquiry and to the best of our knowledge and belief, we certify that the information set forth in this amendment is true, complete and correct.


Dated:  December 12, 1988
                         /s/Henry Benach
                         Henry Benach


                         HOME ASSOCIATES


                         By:  /s/Henry Benach
                              Henry Benach, a General Partner